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                                                                   Exhibit 10.34

                            DISTRIBUTION AGREEMENT
                              FOR PLAYER PRODUCTS

    This Distribution Agreement (the "Agreement") is made as of February 2, 2000 (the "Effective Date") by and between Liquid Audio, Inc. (Liquid Audio"), and United Internet Technologies ("United Internet Technologies") a Delaware corporation doing business at 1990 Westwood Blvd, Los Angeles, California 90025 ("Distributor").

    The parties agree as follows:

1.  DEFINITIONS.

    (a) "Bundle" means the combination of the Liquid Audio Products and the Distributor Products as packaged together or otherwise combined by Distributor for distribution where such Liquid Audio Products are included on a tangible medium.

    (b)    "Distributor Products" means the Distributor products, as amended from time to time specified in the Distributor Products Attachment attached as Exhibit B hereto subject to amendment.
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    (c)    "End User Agreement" means Liquid Audio's standard end user agreement for the Liquid Audio Products, in such form as Liquid Audio may determine from time to time in its sole discretion. The End User Agreement is incorporated by Liquid Audio into the Liquid Audio Products and is displayed to an end user when such end user downloads or installs the Liquid Audio Products.

    (d) "Liquid Audio Products" means object code versions of those Liquid Audio products listed in the Liquid Audio Products Attachment attached as Exhibit A hereto and those additional Liquid Audio products, if any, that may
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from time to time be added by mutual written agreement of the parties, and all associated Liquid Audio end-user documentation and manuals. Any modifications, additions, or adaptations to the Liquid Audio Products that are made available to Distributor by Liquid Audio, if any, in order to customize the Liquid Audio Products for use with the Distributor Products or for any other reason will be considered part of the "Liquid Audio Products."

2.  DISTRIBUTION.

    (a) Subject to the terms of this Agreement, Liquid Audio grants to Distributor a limited, non-exclusive, worldwide, royalty-free, non-transferable license to reproduce, market and distribute the Liquid Audio Products solely as part of the Bundle.

    (b) Distributor will reproduce, market and distribute all Bundles accurately and in a manner that is consistent with the "Summary of Requirements for Use of Dolby Marks" attached as Exhibit C hereto (the "Summary
                                    ---------
Requirements"), and to the extent not in conflict with the Summary Requirements, consistent with the quality standards Distributor uses for its own products. Distributor will provide Liquid Audio with five (5) units of each version of the Bundle.

    (c) Except as specified in subsection (a) above, Distributor will have no right to make, distribute or promote any copies of the Liquid Audio Products or any portion of them, nor, except as required by law, any right to modify, decompile, recompile, disassemble, reverse engineer, or make or distribute any other form of, or derivative work from, the Liquid Audio Products, or authorize or assist any third party to do any of the foregoing. Distributor will not use the Liquid Audio Products to provide service bureau, time sharing or other computer services to third parties. All rights not expressly granted to Distributor in this Agreement are retained by Liquid Audio and its licensors.

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        (d)  Distributor will submit quarterly reports to Liquid Audio fully documenting the sales and distribution of all Bundles. Distributor shall refer to Liquid Audio all inquiries and requests for additional information regarding Liquid Audio products.

        (e) All licenses of the Liquid Audio Products to Distributor's customers shall be subject to an End User Agreement and shall run directly from Liquid Audio to such customers.

        (f) Distributor may appoint sub-distributors upon providing reasonable advance written notice to Liquid Audio. Each sub-distributor (a
"Sub-Distributor") shall execute an agreement with Distributor that includes terms and conditions at least as protective of Liquid Audio's, and its licensors', rights in the Liquid Audio Products and in all related intellectual property, as the terms and conditions of this Agreement.

        (g) Distributor shall provide Liquid Audio with samples of all advertising and promotional materials and documentation to the extent that they relate to the Liquid Audio Products, and prior to any use, Distributor must request Liquid Audio's written approval of all such materials and documentation and Liquid Audio must provide such approval or denial within 48 hours. If Liquid Audio does not provide such written approval or denial within 48 hours from the time request is received by Liquid Audio, approval shall be deemed made by Liquid Audio.

3. INTERNET MARKETING. All marketing of the Liquid Audio Products by Distributor over the Internet shall be accomplished by means of Distributor providing its customers with access to a World Wide Web page containing a hypertext link pointing to a URL address specified by Liquid Audio. The address will specify a web page which will allow such customers to download the Liquid Audio Products in accordance with Liquid Audio's then-current terms and procedures.

4. DELIVERY OF LIQUID AUDIO PRODUCTS. Liquid Audio will deliver to Distributor a master copy of the Liquid Audio Products within ten (10) days of the Effective Date of this Agreement.

5.      WARRANTIES; SUPPORT AND SERVICES.

        (a) Liquid Audio will warrant the Liquid Audio Products directly to Distributor's end user customers in accordance with the terms and conditions of the End User Agreement.

        (b) THE WARRANTIES OF LIQUID AUDIO IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

        (c) Subject to payment by Distributor's end user customers of Liquid Audio's then-current maintenance and support fees, Liquid Audio will provide Distriubutor's end user customers of the Bundle with the same level and extent of service and support that Liquid Audio generally provides to its other end user customers of the Liquid Audio Products.

6. COPYRIGHT NOTICES/TRADEMARKS. Subject to the terms of this Agreement, Liquid Audio grants to Distributor a non-exclusive, non-transferable, worldwide license to use the Liquid Audio trademarks set forth on the Liquid Audio Products Attachment (the "Trademarks") and to use the Dolby Marks, as defined in the Summary Requirements attached hereto, solely in connection with marketing and distribution of the Bundle and the marketing of Liquid Audio products on the Internet. Distributor agrees to prominently incorporate the Trademarks on the packaging and on all promotional materials and documentation for the Liquid Audio Products. Distributor's use of the Trademarks under this Agreement will be subject to Liquid Audio's then current trademark usage guidelines. Distributor will not seek to register the Trademarks in any jurisdiction. Distributor will at all times comply with the terms of the Summary Requirements.
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7.      TERM.  This Agreement will commence on the Effective Date and will continue in effect unless earlier terminated by the parties as provided herein.

8.      PROPRIETARY RIGHTS AND CONFIDENTIALITY.

        (a) Distributor will at all times respect, protect, and not infringe upon Liquid Audio's or its licensor's patents, copyrights, trade secrets, trademarks, or other proprietary rights. Distributor will not obscure, and will accurately reproduce any serial numbers or patent, trademark or copyright notices, on and in the Liquid Audio Products. Distributor will not include trade names or trademarks of Liquid Audio in any trade name under which such party does business.

        (b) Distributor acknowledges that the Liquid Audio Products contain proprietary trade secrets and confidential information (collectively, "Confidential Information"). Distributor agrees that: (i) it will not disclose to any third party or use any Confidential Information except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Confidential Information will not include information that (i): is in or enters the public domain without breach of this Agreement; (ii) the Distributor lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (iii) the Distributor develops independently based on its written records. Distributor acknowledges that any breach of this Section 8(b) would cause irreparable harm to Liquid Audio, and that without limiting Liquid Audio's remedies hereunder, in such event Liquid Audio shall be entitled to injunctive and other appropriate equitable relief.

9. RELATIONSHIP OF THE PARTIES. The relationship between Distributor and Liquid Audio will be that of licensor and licensee, as independent contractors. Nothing contained in this Agreement will constitute Distributor the partner, broker, employee or agent of or for Liquid Audio. Neither party hereto will have any right to make any warranties or to incur any liabilities or obligations on behalf of or binding upon the other party, or the other party's licensors.

10.     REPRESENTATIONS AND WARRANTIES.

        (a) Liquid Audio represents and warrants that (i) it has all necessary corporate right, power and authority to enter into this Agreement and perform its obligations hereunder; (ii) this Agreement is valid, binding and enforceable against Liquid Audio; and (iii) the Liquid Audio Products do not infringe or violate any copyright or trade secret of any third party.

11.     INTELLECTUAL PROPERTY INDEMNIFICATION.

        (a) Liquid Audio will defend, hold harmless and indemnify Distributor from and against all third party claims, damages, costs, or expenses (including reasonable attorneys' fees) suffered or incurred by Distributor in connection with a breach of Liquid Audio's representations and warranties set forth in
Section 10(a) above ("Warranty Claims"), provided that Distributor will promptly notify Liquid Audio of any Warranty Claims, will cooperate with Liquid Audio in good faith in the defense of such claims, and will permit Liquid Audio to have sole control of the defense of any Warranty Claims.

        (b) If Distributor's use of any of the Liquid Audio Products under the terms of this Agreement is, or in Liquid Audio's option, is likely to be, enjoined in connection with a Warranty Claim, then Liquid Audio may, at its sole option and expense, either: (1) procure for Distributor the right to continue using such products under the terms of this Agreement; or (ii) replace or modify such products so that they are noninfringing and
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substantially equivalent in function to the enjoined products; or (iii) if options (i) and (ii) above cannot be accomplished despite the reasonable efforts of Liquid Audio, then Liquid Audio may terminate Distributor's rights, and Liquid Audio's obligations, under this Agreement with respect to such products.

        (c) Liquid Audio will have no obligations under this Section with respect to infringement or misappropriation arising from: (i) modifications to products that were not authorized by Liquid Audio (ii) product specifications requested by Distributor, or (iii) the use of products in combination with products not provided by Liquid Audio.

        (d) THE FOREGOING ARE LIQUID AUDIO'S SOLE AND EXCLUSIVE OBLIGATIONS AND DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDIES WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS.

12. LIMITATIONS OF LIABILITY AND REMEDIES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR LOST SAVINGS SUFFERED BY THE OTHER PARTY, ITS CUSTOMERS, AFFILIATES, OR CONTRACTORS, OR ANY OTHER PERSON OR ENTITY, EVEN IF SUCH PARTY OR ITS AGENTS ARE MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

13. INDEMNIFICATION. With the exception of claims indemnified by Liquid Audio in accordance with Section 11 above, Distributor shall defend, indemnify and hold harmless Liquid Audio from and against all claims, damages, costs or expenses (including reasonable attorney's fees) suffered or incurred by Liquid Audio as a result of Distributor's, or its Sub-Distributor's, acts or omissions when performing under this Agreement. Distributor may not enter into any settlement agreement on behalf of Liquid Audio without Liquid Audio's prior written consent.

14. ASSIGNMENT AND SUBLICENSE. This Agreement will bind each party and its successors and permitted assigns but will not be assignable or delegable by such party except with the other party's prior written consent. Any such purported assignment or delegation in contravention of the foregoing will be void. Any merger, sale of all or substantially all assets or business, or transfer of control of either party will not constitute an assignment requiring the consent of the other party.

15. DEFAULT AND TERMINATION. Either party may terminate this Agreement for any reason upon providing thirty (30) days written notice to the other party. This Agreement may be terminated by a party if the other party materially fails to perform or comply with this Agreement or any provision hereof. Termination will be effective thirty (30) days after notice of termination to the defaulting party if the applicable event(s) of default has not been cured within such thirty (30) day period.

16.     OBLIGATION UPON TERMINATION

        (a) Within thirty (30) days of the termination or expiration of this Agreement, Distributor will return to Liquid Audio or destroy, and remove from its computer systems, all copies of Liquid Audio Products, and all materials containing trade secrets or Confidential Information of Liquid Audio (as specified in Section 8(c)), except pursuant to subsection (b) below.

        (b) From and after termination or expiration, Distributor will not use internally nor employ any Liquid Audio Product as part or portion of any product that Distributor may use, sell, assign, lease, license, or transfer to third parties, except that for a period of one hundred twenty (120) days after the Effective Date of any such termination or expiration, Distributor shall retain the right to dispose of Liquid Audio Products as part of the Bundles remaining in its inventory prior to the date of such termination or expiration in accordance with the terms of this Agreement. Except for such limited disposal right all licenses granted hereunder shall immediately terminate upon any termination or expiration of this Agreement. Distributor shall have no such disposal right in the event that this Agreement is terminated by Liquid Audio as a result of a breach by Distributor.
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       (c)    No termination or expiration hereof for any reason will lessen or affect the obligations of each party under provisions hereof which by their terms continue after the termination or expiration of this Agreement (including Sections 8 through 17), and all such provisions and obligations will fully survive and continue thereafter.

17.    MISCELLANEOUS

       Distributor shall ensure that the export of all Liquid Audio Products is in compliance with the export control laws of the United States and all other nations and territories. All notices, authorizations, and requests in connection with this Agreement will be deemed given on the earlier of: (i) actual receipt;
(ii) the third day following deposit in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (iii) the business day after they are sent by overnight courier or national express mail, charges prepaid, with a confirming fax, to the address first specified above. This Agreement will be governed by and construed in accordance with the laws of the State of California, except for its conflict of laws rules. If any provision of this Agreement is determined to be invalid or unenforceable to any extent when applied to any person or circumstance, the remainder of this Agreement and the application of such provision to other persons or circumstances or to another extent will not be affected and will remain in full force. If either party employs attorneys to litigate any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees, costs and other expenses. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications regarding such subject matter. This Agreement may not be modified except by a written agreement signed on behalf of the parties. This Agreement may be signed in counterparts.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

United Internet Technologies, Inc.                     LIQUID AUDIO, INC.

By:   /s/ Christopher Riley                            By:
      -----------------------------                          ------------------

Name:     Christopher Riley                            Name:
      -----------------------------                          ------------------

Title: CFO                                             Title:
      -----------------------------                          ------------------

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                                   EXHIBIT B

                        Distributor Products Attachment

Project 1:

TITLE:  BP.-ROM SPRING 2000
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DESCRIPTION:
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Interactive CD-Rom for Nordstrom Stores and Teen People Magazine.  This CD-ROM
release is a "magalog" (magazine-catalog) of Nordstrom junior department fashion from its BP department (formerly known as Brass Plum). Teen People Magazine is a co-branded sponsor supplying editorial content and promotional content from music labels, television networks and movie studios.

BP.ROM is targeted to Nordstrom cardholder customers who shop at BP, and Teen People subscribers in the Nordstrom markets. 600,000 CDs are being direct mailed to this list the week of March 6, 2000, with an additional 15,000 disks sent to all 72 Nordstrom stores for distribution in the BP department. The promotion also receives in-store video promotion.

BP.ROM also contains a bundled subscriber offer for America Online service.